UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2010
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following disclosure is provided pursuant to subsection (d) of Item 5.02 of Form 8-K.
     On September 22, 2010, Gen-Probe Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) describing the election of Patrick J. Sullivan to the Company’s Board of Directors (the “Board”), effective September 17, 2010. The Original Report indicated that Mr. Sullivan had not been designated by the Board to serve on any committee of the Board as of the filing of the Original Report.
     This Amendment No. 1 on Form 8-K/A is being filed pursuant to Instruction 2 of Item 5.02 of Form 8-K to provide the information described in Item 5.02(d)(3) of Form 8-K, which was not determined or was unavailable at the time the Original Report was filed. The information contained in this Amendment No. 1 on Form 8-K/A should be read in conjunction with the information contained in the Original Report.
     On November 11, 2010, the Board unanimously appointed Patrick J. Sullivan to serve on the Audit Committee of the Board, effective immediately.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2010	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary